Exhibit 10.19

NATIONWIDE FINANCIAL SERVICES, INC.

SECOND AMENDED AND RESTATED

STOCK RETAINER PLAN FOR NON-EMPLOYEE DIRECTORS

1. Name of Plan. This plan shall be known as the “Nationwide Financial Services, Inc. Stock Retainer Plan for Non-Employee Directors” and is hereinafter referred to as the “Plan.”

2. Purpose of Plan. The purpose of the Plan is to enable Nationwide Financial Services, Inc. (the “Company”) to attract and retain qualified persons to serve as directors, to enhance the equity interest of directors in the Company, and to solidify the common interests of its directors and stockholders in enhancing the value of the Company’s Class A common stock (the “Common Stock”). The Plan seeks to encourage the highest level of director performance by providing such directors with a proprietary interest in the Company’s performance and progress by paying a portion of their annual retainer in the form of stock-based awards.

3. Effective Date and Term. The Plan originally became effective on March 5, 1997, was first amended and restated effective January 1, 2004 and amended and restated again effective January 1, 2006. The Plan shall remain in effect until terminated by the Board.

4. Eligible Participants. Each member of the Board of Directors of the Company (the “Board”) from time to time who is not a full-time employee of the Company or any of its subsidiaries or of any controlling affiliate or its subsidiaries shall be a participant (“Participant”) in the Plan.

5. Stock Awards and Deferred Stock Units.

(a) As shall be determined by the Committee, payment of all or any portion of the retainer payable to a Participant for service on the Board (the “Retainer”) may be made in (i) shares of Common Stock (“Stock Awards”) or (ii) awards providing for the deferred delivery of shares of Common Stock (“Deferred Stock Units”). The number of Stock Awards or Deferred Stock Units granted to a Participant shall be as determined by the Committee. Stock Awards, Deferred Stock Units and any shares of Common Stock issued in satisfaction of Deferred Stock Units shall be subject to any applicable restrictions set forth in this Plan and such other restrictions as the Committee may prescribe.

(b) The “Fair Market Value” of a share of Common Stock as of any date of determination shall mean the closing price of a share of Common Stock on the trading day immediately preceding the date of the valuation. The closing price for such day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported on the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange.

6. Awards; Share Certificates; Voting and other Rights; Restrictions.

(a) Stock Awards shall be paid by delivering to the Participant share certificates registered in the name of the Participant, and upon such delivery the Participant shall be entitled to all rights of a stockholder with respect to Common Stock for all such shares registered in his or her name, including the right to vote the shares, and the Participant shall receive all dividends and other distributions paid or made with respect thereto.

(b) An award of Deferred Stock Units shall be evidenced by an award document specifying the number of shares of Common Stock represented by the Deferred Stock Units, the date the Deferred Stock Units will be settled, whether the Deferred Stock Units will be settled in shares of Common Stock or cash, and such other provisions as the Committee shall determine. If Deferred Stock Units are settled in shares of Common Stock, the number of shares issued upon settlement shall be equal to the number of shares subject to the Deferred Stock Unit award as of the date of settlement. If Deferred Stock Units are settled in cash, the cash payment shall be equal to the Fair Market Value (determined pursuant to Section 5(b)) of the number of shares subject to the Deferred Stock Unit award as of the date of settlement. Except as otherwise provided in a Participant’s award document, the number of shares represented by the Deferred Stock Units shall be increased on each date on which a regular cash dividend is paid on shares of Common Stock. The number of additional shares so credited shall be determined by (i) multiplying (A) the total number of shares represented by the Deferred Stock Units as of the record date of the dividend by (B) the amount of the dividend paid per share of Common Stock on the dividend payment date, and (ii) dividing the product so determined by the Fair Market Value (determined pursuant to Section 5(b)) of a share of Common Stock on the dividend payment date, rounding down the number of shares so credited to the nearest whole share. Deferred Stock Units represent an unfunded and unsecured promise by the Company to issue shares of Common Stock or cash, as the case may be, in the future. Deferred Stock Units are not shares of Common Stock and do not entitle a Participant to receive dividends or voting rights unless and until shares of Common Stock are issued upon settlement of the Deferred Stock Units.

(c) Notwithstanding any other provision of the Plan, the Company shall not be required to deliver any certificates for shares prior to fulfillment of all of the following conditions:

(i) Any registration or other qualification of such shares of Common Stock under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Company shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

(ii) Satisfaction of any other laws, rules or regulations relating to the delivery of shares (including, without limitation, obtaining any consent, approval, or permit from any state or federal governmental agency, and obtaining necessary approvals under New York Stock Exchange listing standards), which the Company shall in its absolute discretion, after receiving the advice of counsel, determine to be necessary or advisable.

(d) Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements for the Participants.

(e) No Common Stock received by a Participant pursuant to the Plan may be pledged, sold, transferred or otherwise disposed of unless and until the Common Stock has been held by the Participant for one year from the date of issuance or until the requisite holding period under Rule 144 of the Securities Act of 1933, as amended, has been satisfied, whichever occurs first. The Common Stock issued to any Participant shall bear an appropriate restrictive legend and be subject to appropriate “stop transfer” orders. Any additional Common Stock or other securities or property that may be issued with respect to the Common Stock issued under the Plan as a result of any stock dividend, stock split, business combination or other event shall be subject to the restrictions and other terms and conditions of the Plan.

(f) Except as otherwise determined by the Committee, no Deferred Stock Units granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

7. Source and Number of Shares Available for Delivery Under the Plan. Shares of Common Stock that may be delivered under the Plan shall be taken from authorized but unissued or treasury shares of the Company. Subject to adjustment as provided in Section 8 herein, the maximum number of Shares that may be delivered pursuant to the Plan shall be forty thousand (40,000).

8. Adjustments. In the event of any change in corporate capitalization (such as a stock split or reverse stock split), any corporate transaction, such as a merger, consolidation, separation (including a spin-off, or other distribution of stock or property of the Company), reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or share exchange, any partial or complete liquidation of the Company or any other event for which the Committee determines an adjustment is appropriate, such adjustment shall be made in the number and/or kind of shares that may be delivered under the Plan and/or outstanding Deferred Stock Units, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights, with any fractional shares resulting from such adjustment rounded down to the nearest whole share.

9. Amendment and Termination.

(a) The Board may from time to time make such amendments to the Plan as it may deem proper and in the best interests of the Company without further approval of the

Company’s stockholders; provided, however, that any such amendment to the Plan shall be subject to approval of the Company’s stockholders if required by the New York Stock Exchange listing standards.

(b) The Board may terminate the Plan at any time; provided, however, that no termination of the Plan shall affect any Deferred Stock Units that are outstanding as of the date of such termination.

10. Administration of the Plan. The Plan will be administered by a committee appointed by the Board, consisting of two or more persons who are not eligible to participate in the Plan (the “Committee”). Members of the Committee need not be members of the Board. The Committee shall adopt such rules as it may deem appropriate in order to carry out the purpose of the Plan. All questions of interpretation, administration and application of the Plan shall be determined by the Committee, except that the Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Committee. The Committee shall take all steps necessary to ensure that the Plan complies with the law at all times, and the determination of the Committee shall be final and binding in all matters relating to the Plan.

11. Miscellaneous.

(a) Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any director for reelection by the Company’s stockholders or to limit the rights of the stockholders to remove any director.

(b) Nothing in the Plan shall be deemed to create any obligation on the part of the Company to register any shares of Common Stock under the Plan.

12. Governing Law. The Plan and any award documents hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

Approved by the Board of Directors February 6, 1997, effective March 5, 1997.

Amended by the Board of Directors effective January 1, 2004, to impose a share limit in light of new NYSE listing standards, and to remove old Rule 16b-3 provisions.

Amended and Restated by the Board of Directors February 21, 2006, effective January 1, 2006, to remove the formula for the Stock Retainer and permit the annual retainer to include delivery of Deferred Stock Units.

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